Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION
OF
AKORN, INC.

     AKORN, INC., a Louisiana corporation (the “Corporation”), through its undersigned President and Chief Executive Officer, and by authority of its Board of Directors, does hereby certify the following:

     FIRST: The Restated Articles of Incorporation set forth in paragraph FIFTH below accurately copies the Articles of Incorporation of the Corporation and all amendments thereto in effect at the date hereof without substantive change.

     SECOND: Each amendment to the Articles of Incorporation of the Corporation has been effected in conformity with law.

     THIRD: The date of incorporation of the Corporation was January 20, 1971, and the date of these Restated Articles of Incorporation is September 16, 2004.

     FOURTH: At a meeting of the Corporation’s Board of Directors held on September 16, 2004, the Corporation’s Board of Directors adopted resolutions authorizing the restatement of the Articles of Incorporation of the Corporation as set forth below.

     FIFTH: The Restated Articles of Incorporation of the Corporation are as follows:

ARTICLE I
NAME

     The name of this corporation shall be:

AKORN, INC.

under which corporate name it shall have authority to have a corporate seal and to alter the same at pleasure, but a failure to affix said seal shall not affect the validity of any instrument; to contract, sue and be sued in its corporate name; to acquire, in any legal manner, and to hold, sell, dispose of, lease, pledge, mortgage, or otherwise alienate or encumber, any property, movable or immovable, corporeal or incorporeal, subject to any limitations prescribed by law, or by these Articles; to acquire, in any legal manner, to hold, sell, dispose of, pledge, mortgage, or otherwise alienate or encumber the shares, bonds, debentures and other securities or evidence of debt, or franchises and rights of any other corporation, domestic or foreign, subject to the limitation contained in these Articles, and in relation thereto to exercise all the rights, powers and privileges of ownership, including the right to vote on any shares of stock of any other corporation, to conduct business in this state and elsewhere, as may be permitted by law; to appoint such officers and agents as the business of the corporation may require; to borrow money and to issue, sell, pledge or otherwise dispose of its bonds, debentures, promissory notes, bills of exchange and other obligations and evidences of debt, and to secure the same by mortgage, pledge or other hypothecation of any kind of property; to make by-laws, not inconsistent herewith or contrary to law, for the management and operation of its business, the regulation of its affairs, and the certification and transfer of its shares of stock; to accomplish its purposes as stated hereinafter, it shall be authorized to guarantee shares, bonds, contracts, securities and/or evidences of debt of any other domestic or foreign corporation, including interest and/or dividends thereon and subject to the provisions of Louisiana law, and to acquire by purchase, or otherwise, its own shares of stock.

     The said corporation generally shall possess all powers, rights, privileges and immunities which corporations are, or may be hereafter, authorized to have and possess, under the Constitution and laws of this State; and its Board of Directors shall have all corporate powers, allowed by the laws of the State of Louisiana.

ARTICLE II
OBJECTS AND PURPOSES

     The objects and purposes for which this corporation is organized and the nature of the business or businesses to be conducted by it are stated and declared to be as follows:

     To enter any business lawful under the laws of the State of Louisiana, either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the Louisiana Business Corporation Law may engage; and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, any territory of any country to the extent permitted by the laws of such other state, nation or territory.

ARTICLE III
DURATION

     The duration of this corporation shall be in perpetuity, or such maximum period as may be authorized by the Laws of Louisiana.

ARTICLE IV
REGISTERED OFFICE AND REGISTERED AGENTS

     The registered office of this corporation is located at One Lakeway Center, Suite 1470, 3900 North Causeway Boulevard, Metairie, Louisiana 70002, which shall continue as the registered office of this corporation until changed by the Board of Directors in the manner required by law.

     The name and address of the registered agent for the service of process of this corporation is P. Keith Daigle, One Lakeway Center, Suite 1470, 3900 North Causeway Boulevard, Metairie, Louisiana 70002.

ARTICLE V
AUTHORIZED CAPITAL

     A. The Corporation shall have the authority to issue an aggregate of 150,000,000 shares of common stock, no par value per share.

     B. The Corporation shall have authority to issue 5 million shares of Preferred Stock, $1.00 par value per share. Shares of Preferred Stock may be issued form time to time in one or more series. Authority is hereby vested in the Board of Directors of the Corporation to amend these Articles of Incorporation from time to time to fix the preferences, limitations and relative rights as between the Preferred Stock and the Common Stock, and to fix the variations in the preferences, limitations, and relative rights as between different classes and series of Preferred Stock.

     C. A series of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created having the designation and amount, the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions set forth below.

     SECTION 1. DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as the “Series A 6.0% Participating Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 257,172 shares of Series A Preferred Stock.

     SECTION 2. RANK.

     The Series A Preferred Stock shall, with respect to payment of dividends, distributions and the distribution of assets upon liquidation, winding up or dissolution, rank (i) senior to all Junior Securities, (ii) on a parity with all Parity Securities and (iii) junior to all Senior Securities.

     SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

          (a) Payment and Accrual of Dividends.

               (i) The holders of shares of Series A Preferred Stock shall be entitled to receive on each Dividend Payment Date, in respect of the Dividend Period ending on (and including) the date immediately prior to such Dividend Payment Date, dividends on each share of Series A Preferred Stock at the rate of 6.0% (the "Dividend Rate”) per annum on the Accrued Value thereof from and after the Issuance Date, provided that with respect to the Initial Dividend Period, the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If the Stockholder Approval has not yet been obtained (or the Stockholder Approval has been obtained, but the

Corporation does not have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock) on October 7, 2004 (the "Required Date”), shares of the Series A Preferred Stock shall accrue dividends at a rate equal to 10.0% per annum of the Accrued Value, accruing and compounding in the manner set forth in this Section 3(a) from such date until such shares are redeemed by the Corporation or converted into shares of Common Stock, in each case in accordance with this Article V(C); provided, however, that on any date after the Required Date, if the Stockholder Approval has been obtained and the Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, from and after such date, for so long as the Corporation shall have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, the dividends shall accrue at the Dividend Rate.

               (ii) Such dividends shall, at the option of the Company, either be paid in cash or accrue and compound and be added to the Accrued Value on the applicable Dividend Payment Dates, provided, however, that all dividends payable on any given Dividend Payment Date must either (i) all be paid in cash or (ii) all accrue and compound and be added to the Accrued Value, in each case on the Dividend Payment Date. Each such dividend which is payable in cash shall be payable on the Dividend Payment Date to the holders of record of shares of the Series A Preferred Stock, as they appear on the transfer books of the Corporation at the close of business on the day immediately preceding such Dividend Payment Date. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Company’s election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Corporation, accrue and compound and be added to the Accrued Value on such Dividend Payment Date.

          (b) Additional Dividends. In addition to dividends payable pursuant to Section 3(a) hereof, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series A Preferred Stock been converted into Common Stock (without regard to any limitation on conversion contained herein, the availability of authorized and unissued shares for issuance upon conversion, or otherwise) as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series A Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock or Convertible Securities to the extent that the applicable anti-dilution adjustment under Section 7(b)(i) below shall be made in connection therewith. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors.

          (c) Restricted Payments.

               (i) Junior Securities. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, directly or indirectly, make any Junior Securities Distribution unless (A) all accrued and unpaid dividends on the shares of Series A Preferred Stock shall have been paid in cash, (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities and (C) all Redemption Obligations have been fully discharged.

               (ii) Parity Securities. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not make any Parity Securities Distribution unless (A) all accrued and unpaid dividends on the shares of Series A Preferred Stock shall have been paid in cash, (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities and (C) all Redemption Obligations have been fully discharged; provided, that, dividends may be declared and paid on Parity Securities if dividends are declared and paid on the Series A Preferred Stock (in accordance with the terms of Section 3(a)) ratably in proportion to the respective aggregate amounts of dividends accumulated and unpaid on such Parity Securities and accumulated and unpaid on the Series A Preferred Stock.

          (d) Priority With Respect to Junior Securities. Holders of shares of Series A Preferred Stock shall be entitled to receive the dividends provided for in this Section 3 in preference to and in priority over any dividends upon any Junior Securities.

     SECTION 4. REDEMPTION.

          (a) General. Except as provided in this Section 4, the Corporation shall have no right to redeem any shares of Series A Preferred Stock.

          (b) Mandatory Redemption. On October 31, 2011 (the “Mandatory Redemption Date”), subject to the limitations of Section 55 and other applicable provisions of the LBCL, the Corporation shall be required to redeem all then outstanding shares of Series A Preferred Stock for an amount in cash in respect of each share of Series A Preferred Stock equal to the Redemption Price of such share of Series A Preferred Stock.

          (c) Optional Redemption. Provided the Stockholder Approval has been obtained and the Corporation then has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, the Corporation may redeem, at its option, on and after October 9, 2006, subject to the holders’ conversion rights set forth in Section 7, all, but not less than all, outstanding shares of Series A Preferred Stock for an amount in cash in respect of each share of Series A Preferred Stock equal to the Redemption Price of such share of Series A Preferred Stock.

          (d) Redemption Procedures.

               (i) Mandatory Redemption Notice. Notice of any redemption pursuant to Section 4(b) shall be sent by or on behalf of the Corporation not less than 45 nor more than 60 days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder’s last address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice or any defect therein shall affect the validity of the giving of such notice for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the number of shares of Series A Preferred Stock to be redeemed in the aggregate and from such holder; (B) the Redemption Price per share, including a detailed calculation thereof; (C) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (D) that, unless the Corporation defaults in making payment therefore, the dividends on the shares to be redeemed shall cease to accrue on the Mandatory Redemption Date.

               (ii) Optional Redemption Notice. Notice of any redemption pursuant to Section 4(c) shall be sent by or on behalf of the Corporation not less than 45 nor more than 60 days prior to the Optional Redemption Date, by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder’s last address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice or any defect therein shall affect the validity of the giving of such notice for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the number of shares of Series A Preferred Stock to be redeemed in the aggregate and from such holder; (B) the Redemption Price per share, including a detailed calculation thereof; (C) the redemption date (the “Optional Redemption Date”); (D) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price and (E) that, unless the Corporation defaults in making payment therefore, the dividends on the shares to be redeemed shall cease to accrue on the Optional Redemption Date.

               (iii) Payment of Funds. If notice has been mailed in accordance with Section 4(d)(i) or Section 4(d)(ii), as applicable, and provided that on or before the Mandatory Redemption Date or Optional Redemption Date, as applicable, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares to be redeemed, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date or Optional Redemption Date, as applicable, dividends on the shares of the Series A Preferred Stock so redeemed shall cease to accrue and accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed, such shares shall be redeemed by the Corporation at the Redemption Price, which shall be paid in cash in immediately available funds.

               (iv) Representations. Any notice of redemption pursuant Section 4(d)(i) or (ii) shall be accompanied by a representation by the Corporation to the effect that the consummation of the redemption will not render the Corporation insolvent or unable to pay its debts as they become due.

          (e) Failure to Discharge a Redemption Obligation. If the Corporation does not have sufficient funds or capital and surplus legally available to discharge any Redemption Obligation (or is otherwise prohibited from affecting such redemption), the Corporation shall take all actions required or permitted under the LBCL to permit such redemption of the Series A Preferred Stock, and the Corporation shall redeem as many shares of the Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by the holders from which shares are being redeemed, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Series A Preferred Stock as it legally may redeem until it has fully discharged all Redemption Obligations. Shares of the Series A Preferred Stock not redeemed as required pursuant to any Redemption Obligation shall accrue dividends at a rate equal to 10% per annum of the Accrued Value, accruing and compounding in the manner set forth in Section 3(a) hereof from the Mandatory Redemption Date or the Optional Redemption Date, as applicable, until such shares are redeemed by the Corporation in accordance with Section 4(b) or Section 4(c), as applicable.

          (f) No Selective Repurchase Offers. Neither the Corporation nor any of its Subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock unless the Corporation either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock or (ii) offers to purchase shares of Series A Preferred Stock from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each holder. In any such repurchase by the Corporation, if all shares of Series A Preferred Stock are not being repurchased, then the number of shares of Series A Preferred Stock to be repurchased shall be allocated among all shares of Series A Preferred Stock held by holders which accept the Corporation’s repurchase offer so that the shares of Series A Preferred Stock are repurchased from such holders in proportion to the respective number of shares of Series A Preferred Stock held by each such holder which accepts the Corporation’s offer (or in such other proportion as agreed by all such holders who accept the Corporation’s offer). Nothing in this Section 4(f) shall (i) obligate a holder of shares of Series A Preferred Stock to accept the Corporation’s repurchase offer or (ii) prevent the Corporation from redeeming shares of Series A Preferred Stock in accordance with the terms of (and this Section 4(f) shall not apply to) Sections 4(a) through 4(e).

     SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) In the event the Corporation shall (i) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (ii) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) admit in writing its inability to pay its debts generally as they become due, (v) enter into a transaction which results in a Change of Control of the Corporation, or (vi) otherwise liquidate, dissolve or wind up (any such event, a “Liquidation”), each holder of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to its shareholders, in preference to any distribution to holders of Junior Securities an amount of cash with respect to each share of Series A Preferred Stock held by such holder equal to the Liquidation Preference.

          (b) No full preferential payment on account of any Liquidation shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock the full amounts to which such holders are entitled with respect to such Liquidation. If, upon any Liquidation, after the distribution of the liquidation preferences to Senior Securities, if any, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding Series A Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Series A Preferred Stock and such shares of Parity Securities if all amounts payable thereon were payable in full.

          (c) After the payment to the holders of shares of the Series A Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 5, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     SECTION 6. VOTING RIGHTS.

          (a) General. Each holder of Series A Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of shareholders of the Corporation, with each holder of shares of Series A Preferred Stock having the number of votes equal to the quotient obtained by dividing (x) the sum of (i) the aggregate Stated Value of such shares as of the record date for the vote or consent which is being taken, or if no such record date is established, on the date such vote is taken or any consent of shareholders is solicited plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such shares as of such date by (y) the Conversion Price as of such date. The holders of the Series A Preferred Stock and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation, except in cases where a vote of the holders of the Series A Preferred Stock, voting separately as a class, is required by law or by this Article V(C). Holders of Series A Preferred Stock shall be entitled to notice of all shareholders meetings in accordance with the procedures set forth in the Corporation’s Bylaws.

          (b) Voting With Respect to Certain Matters. In addition to any matters requiring a separate vote of the Series A Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of (A) the holders of at least 50.01% of the issued and outstanding shares of Series A Preferred Stock, voting as a single class, and (B) each Significant Holder:

               (i) amend, alter, repeal, restate, or supplement its Articles of Incorporation, Bylaws or this Article V(c) in a manner that alters or changes, in any adverse manner, the powers, preferences, privileges or rights of the Series A Preferred Stock or which otherwise would adversely affect the rights, privileges or preferences of the Series A Preferred Stock;

               (ii) authorize, issue or otherwise create any shares of Senior Securities, Parity Securities, additional shares of Series A Preferred Stock, or any other debt or equity securities of the Corporation that by their terms are convertible into, or exchangeable or exercisable for, shares of Senior Securities, Parity Securities or additional shares of Series A Preferred Stock, or reissue any shares of Series A Preferred Stock which have been reacquired by the Corporation (whether by redemption or otherwise);

               (iii) effect any transaction which would result in a Change of Control of the Corporation.

               (iv) authorize or otherwise effectuate a reverse stock split of Series A Preferred Stock.

     SECTION 7. CONVERSION.

          (a) Terms of Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, whether or not the Corporation has given notice of redemption under Section 4, on the terms and conditions set forth in this Section 7, into a number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share calculated through and including the date of such conversion by (y) the Conversion Price in effect on the date of such conversion

          (b) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) Stock Dividends, Splits, etc. In case the Corporation shall at any time or from time to time after the Issuance Date (A) declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock or (B) effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the number of shares of Common Stock that were outstanding immediately prior to such event and (y) the denominator is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

               (ii) Below Market or Conversion Price Issuances. In case the Corporation shall at any time or from time to time after the Issuance Date issue or sell any Common Stock or Convertible Security (collectively, “Additional Shares”) without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the greater of (A) the Closing Price per share of Common Stock on the Business Day immediately preceding the earlier of the issuance, or public announcement of the issuance, of such Additional Shares and (B) the Conversion Price as of the date of such issuance then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying the Conversion Price in effect on the day immediately prior to such date by a fraction of which (x) the numerator is the sum of (i) the product of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by (B) the greater of (1) the then applicable Conversion Price per share and (2) the Closing Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares (the greater of (1) and (2) above hereinafter referred to as the “Adjustment Price”) and (ii) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the Convertible Securities are convertible, exercisable or exchangeable), and (y) the denominator equals the product of (i) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (B) the number of additional shares of Common Stock issued (or into or for which the Convertible Securities may be converted, exercised or exchanged), multiplied by (ii) the Adjustment Price. An adjustment made pursuant to this subsection (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Notwithstanding the foregoing, no adjustment (other than as provided for in Section 7(b)(iv)(5)(D)) shall be made pursuant to this Section 7(b)(ii) in connection with any Excluded Issuances.

               (iii) Special Dividends; Repurchases. In case the Corporation after the Issuance Date shall (1) distribute to all holders of shares of Common Stock evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), or (2) purchase or otherwise acquire for value any shares of Common Stock in an Above Market Repurchase, in each such case the Conversion Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) or date of such purchase (or the date immediately prior to the date of the public announcement of such purchase), as applicable, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the remainder (if greater than zero) of (i) the Closing Price per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Closing Price per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made pursuant to clause (1) of this subparagraph (b)(iii) (A) to the extent each holder of Series A Preferred Stock receives such evidences of indebtedness, assets, capital stock or rights to subscribe for capital stock, as applicable, as Additional Dividends in accordance with the terms of Section 3(b), (B) if such issuance is an Excluded Issuance or (C) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section 7(b)(ii); and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Corporation shall provide any holder of Series A Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (b)(iii).

               (iv) General. For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) of this Section 7(b), the following provisions shall be applicable:

                    (1) In the case of the issuance of Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                    (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, such consideration shall be deemed to be the Fair Market Value thereof.

                    (3) Subparagraph (2) above notwithstanding, in the case of the issuance of Additional Shares to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefore shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.

                    (4) If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

                    (5) In the case of the issuance of Convertible Securities:

                              (A) The aggregate maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities;

                              (B) With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 7(b)(ii), on any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

                              (C) With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 7(b)(ii), if there is any increase in the number of             shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 7(b)(ii), if applicable;

                              (D) With respect to any Convertible Securities issued prior to the Issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 7(b)(ii), if applicable; and

                              (E) No further adjustment of the Conversion Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities.

               (v) Rights Distributions. Rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase capital stock of the Corporation, which rights or warrants (1) are deemed to be transferred with such shares of Common Stock, (2) are not exercisable and (3) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, in each case in clauses (1) through (3) until the occurrence of a specified event, shall for purposes of subparagraphs (b)(ii) and (b)(iii) not be deemed issued until the occurrence of the earliest such specified event.

               (vi) Calculations. All calculations of the Conversion Price shall be made to the nearest five decimal places. Anything in Section 7(b) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Sections 7(b)(ii) through 7(b)(iv). No adjustment to the Conversion Price pursuant to paragraph 7(b) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph 7(b)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this Section 7(b), no adjustment to the Conversion Price shall reduce the Conversion Price below $0.01, and any such purported adjustment shall instead reduce the Conversion Price to $0.01.

               (vii) Outstanding Shares. The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock outstanding at such time and any shares of Common Stock issuable upon conversion of or in exchange for any convertible or exchangeable security or upon the exercise of any option. The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(b)(i) through 7(b)(iii) shall occur.

          (c) Reorganization, Consolidation, Merger, Asset Sale.

               (i) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 7(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) not otherwise constituting a Liquidation in accordance with Section 5 (each of the foregoing being referred to as a “Transaction”), in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, shares of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible (without regard to any limitation on conversion contained herein, the availability of authorized and unissued shares for issuance upon conversion, or otherwise) immediately prior to the consummation of such Transaction. In any such case, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make or cause to be made appropriate provisions (as determined in good faith by the Board of Directors) in the applicable agreement of merger or consideration, its certificate or articles of incorporation or other constituent documents to ensure that the provisions of Sections 2-3, 4(b)-(f) and 5-7 herein will continue to be applicable to the Series A Preferred Stock or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon conversion of the shares of Series A Preferred Stock remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The provisions of this Section 7(c) shall similarly apply to successive Transactions. The Corporation shall give written notice to the holders of Series A Preferred Stock at least 30 days prior to the date on which any Transaction or Change of Control or similar transaction affecting the Corporation shall take place.

               (ii) Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person, if other than the Corporation, shall mail, by first-class mail, postage prepaid, to each record holder of shares of Series A Preferred Stock, at such holder’s address as it appears on the transfer books of the Corporation, (A) a written instrument assuming the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled, and (B) an opinion of outside counsel for such Surviving Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person.

               (iii) Nothing contained in this Section 7(c) shall limit the rights of holders of the Series A Preferred Stock to convert the Series A Preferred Stock, to require the Corporation to effect a redemption or to vote their shares of Series A Preferred Stock in connection with a Transaction.

          (d) Reports. Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is adjusted as provided in this Section 7, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preferred Stock, at their respective addresses as the same shall appear in the Corporation’s transfer books, a certificate signed by an executive officer stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted (setting forth in reasonable detail and certifying the calculation of such adjustment), the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and when such adjustment became effective. The Corporation shall give the holders of Series A Preferred Stock written notice at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Transaction.

          (e) Conversion Procedures.

               (i) The holder of any shares of Series A Preferred Stock may exercise its right to convert any or all such outstanding shares into shares of Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed to the Corporation in blank, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption as described in Section 4(d) has been mailed. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax that may be payable in respect of any issue or delivery of shares of Common Stock to the holder on conversion of the Series A Preferred Stock pursuant hereto.

               (ii) As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the reasonable satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled, (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and (iii) payment of all amounts to which a holder is entitled pursuant to Section 7(f) hereof. All shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be made without charge to the holders of Series A Preferred Stock and upon issuance will be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and any payment of amounts due pursuant to Section 7(f), and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

               (iii) If a conversion of Series A Preferred Stock is to be made in connection with a Transaction or Change of Control or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, holders of Series A Preferred Stock shall have the right to tender (or submit for exchange) shares of Series A Preferred Stock in such a manner so as to preserve the status of such shares as Series A Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series A Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Series A Preferred Stock not so converted shall be returned to the holder as Series A Preferred Stock.

               (iv) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which unreasonably interferes with the timely conversion of Series A Preferred Stock.

          (f) Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock pursuant to this Section 7, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

          (g) Reservation of Shares. The Corporation shall (i) prior to the date of the Stockholder Approval, at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights solely for issuance upon conversion of the Series A Preferred Stock, the Available Shares and to ensure that the Available Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the Available Shares may be listed or traded, and (ii) from and after the date of the Stockholder Approval, at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, solely for issuance upon conversion of the Series A Preferred Shares, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Series A Preferred Stock at the time outstanding and to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or traded.

          (h) Certain Events. If an event not specifically provided for in this Section 7 occurs which would have an inequitable or dilutive effect on the relative percentage ownership interests of the holders of Series A Preferred Stock as those specifically provided for in this Section 7, then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock.

          (i) Mandatory Conversion. Provided that the Stockholder Approval has been obtained and the Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, on October 8, 2006 (the "Mandatory Conversion Date”), whether or not the Corporation has given notice of a redemption pursuant to Section 4, each share of Series A Preferred Stock shall, immediately automatically convert into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share by (y) the Conversion Price in effect on the date of such conversion. Any conversion pursuant to this Section 7(i) shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Corporation shall provide written notice to the holders of the Series A Preferred Stock and the holders of the Series A Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on the Corporation’s stock records, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the occurrence of the Mandatory Conversion Event, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

          (j) Automatic Conversion on Conversion Trigger Date.

               (i) Provided the Stockholder Approval has been obtained, and the Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, upon the occurrence of any Conversion Trigger Date, all of the then outstanding shares of Series A Preferred Stock shall be immediately and automatically converted into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon such conversion shall be determined by dividing (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such Conversion Trigger Date.

               (ii) Mechanics. Any conversion pursuant to this Section 7(j) shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Corporation shall provide written notice to the holders of the Series A Preferred Stock and the holders of the Series A Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on the Corporation’s stock records, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date of such conversion, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

     SECTION 8. REACQUIRED SHARES.

     Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

     SECTION 9. NO PREEMPTIVE RIGHTS.

     Holders of Series A Preferred Stock shall not have any preemptive right pursuant to this Article V(C) to subscribe to any additional issue of stock or to any security convertible into such stock. Nothing herein shall limit the power of the Corporation to grant any of the foregoing rights to persons by contract or otherwise or the power of any person, including, without limitation, the holders of Series A Preferred Stock, to exercise any of the foregoing rights granted to them by contract or otherwise.

     SECTION 10. GENERAL PROVISIONS.

          (a) Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Article V(C) are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          (b) Waivers. In the event that (A) the holders of at least 50.01% of the issued and outstanding shares of Series A Preferred Stock, voting as a single class, and (B) each Significant Holder, shall consent to waive compliance by the Corporation with any provision of, or a breach by the Corporation of any provision of, this Article V(C), all holders of outstanding shares of Series A Preferred Stock shall be bound by such waiver.

     SECTION 11. DEFINITIONS.

     For the purposes of this Article V(C):

     “Above Market Repurchase” shall mean any purchase (by tender or exchange offer, open market purchase, privately negotiated purchase or otherwise) of all or any portion of the Corporation’s Common Stock where such purchase is for aggregate consideration having a Fair Market Value as of the earlier of (i) the date of such purchase or (ii) the date immediately prior to the date of the public announcement of such purchase, that exceeds the product of (x) the aggregate number of shares being purchased, multiplied by (y) the Closing Price of the Common Stock on such date.

     “Accrued Value” means, with respect to a share of Series A Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock) (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Accrued Value pursuant to Section 3(a)(ii).

     “Additional Dividends” has the meaning set forth in Section 3(b) above.

     “Additional Shares” has the meaning set forth in Section 7(b)(ii) above.

     “Adjustment Price” has the meaning set forth in Section 7(b)(ii) above.

     “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

     “Available Shares” shall have the meaning ascribed thereto in the Preferred Stock Purchase Agreement.

     “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     “Change of Control” means (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) other than the Initial Purchasers or their respective Affiliates; (ii) any Person (including any group that is deemed to be a Person) other than the Initial Purchasers or any of their respective Affiliates, is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of more than 50% of the combined voting power of the Voting Securities of the Corporation (or the surviving entity or entities of a transaction or a series of related transactions if other than the Corporation); (iii) the Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors then in office; (iv) a merger or consolidation of the Corporation with any other company, other than a merger or consolidation resulting in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (v) the Corporation adopts, voluntarily or involuntarily, a plan of liquidation or dissolution.

     “Closing Price” per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board of Directors and reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock, making a market in the Common Stock or such other securities of the Corporation.

     “Common Stock” means the common stock, no par value per share, of the Corporation.

     “Continuing Directors” means the individuals who are members of the Corporation’s Board of Directors as of the Issuance Date; provided, however, that if the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Continuing Directors, such new director shall be considered a “Continuing Director”.

     “Conversion Notice” has the meaning set forth in Section 7(j)(ii) above.

     “Conversion Price” means the Initial Conversion Price, subject to adjustment as provided in Section 7(b).

     “Conversion Trigger Date” shall mean any date on which the Closing Price per share of Common Stock for at least 20 consecutive Trading Days immediately preceding such date, including the last Trading Day of such period, exceeds $4.00 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock).

     “Convertible Securities” shall mean any options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities.

     “Dividend Payment Date” means each of March 31, June 30, September 30 and December 31, except that if such date is not a Business Day then the Dividend Payment Date shall be the next day that is a Business Day.

     “Dividend Period” means the Initial Dividend Period and, thereafter, each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

     “Dividend Rate” has the meaning set forth in Section 3(a)(i).

     “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     “Excluded Issuances” means the issuance or reissuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) pursuant to or in connection with (1) a dividend or distribution on, or subdivision, combination, consolidation or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 7(b)(i), (2) any Convertible Security outstanding as of the Issuance Date (except as otherwise provided in Section 7(b)(iv)(5)(D)), including, without limitation, the Note Warrants and the Preferred Stock Warrants (3) the conversion of shares of Series A Preferred Stock, (4) the grant or exercise of any stock or stock options to employees, directors or consultants of the Corporation that may be granted to or exercised by any employee, director or consultant under any stock option or similar benefit plan of the Corporation now existing or to be implemented in the future, (5) any transaction involving the Corporation’s issuance of securities in connection with an acquisition (the primary purpose of which is not to raise equity capital), (6) any transaction involving the Corporation’s issuance of securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (7) any issuance of securities by the Corporation as consideration for the acquisition of a license by the Corporation, (8) the issuance of securities pursuant to any financing from a bank or similar financial or lending institution approved by the Board of Directors, or (9) the issuance of warrants to purchase Common Stock pursuant to the Warrant Agreements; provided, however, that issuances of securities described in the forgoing sub-clauses (4), (6), (7) and (8) subsequent to the Issuance Date which exceed, in the aggregate, 10% of the outstanding Common Stock of the Corporation outstanding as of the Issuance Date (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock), as determined on a fully-diluted basis, shall not be deemed to be Excluded Issuances.

     “Fair Market Value” with respect to any securities, assets or property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors and acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock; provided, that, the value of any securities that trade on a national securities exchange or inter-dealer quotation system shall be the Closing Price thereof as of the date such value is determined.

     “Initial Conversion Price” means $0.75.

     “Initial Dividend Period” means the dividend period commencing on the Issuance Date and ending on (and including) the date immediately prior to the first Dividend Payment Date to occur thereafter.

     “Initial Purchasers” means the initial Purchasers of the Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

     “Issuance Date” means with respect to any share of Series A Preferred Stock, the date on which the Corporation initially issues such share of Series A Preferred Stock, regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

     “Junior Securities” shall mean the Corporation’s Common Stock and all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock, or which do not specify their rank, with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Junior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

     “Junior Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any Convertible Securities exercisable or exchangeable for or convertible into any shares of Junior Securities, or any distribution in respect thereof (except for (i) dividends on Junior Securities which are payable solely in additional shares of Junior Securities, or by the increase in the liquidation value of Junior Securities, in each case, as required by the terms of such Junior Securities, or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Convertible Securities or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Corporation of any of the Junior Securities or any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

     “Liquidation” has the meaning set forth in Section 5(a) above.

     “Liquidation Preference” means the greater of (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share and (y) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such share of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 7 hereof.

     “Mandatory Conversion Date” has the meaning set forth in Section 7(i) above.

     “Mandatory Redemption Date” has the meaning set forth in Section 4(b) above.

     “Note Warrants” has the meaning ascribed thereto in the Preferred Stock Purchase Agreement.

     “Optional Redemption Date” has the meaning set forth in Section 4(d)(ii) above.

     “Parity Securities” means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Parity Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

     “Parity Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of (other than by conversion into or exchange for Junior Securities), any Convertible Securities exercisable or exchangeable for or convertible into any shares of Parity Securities, or any distribution in respect thereof (except for (i) dividends on Parity Securities which are payable solely in additional shares of Parity Securities, or by the increase in the liquidation value of Parity Securities, in each case, as required by the terms of such Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Convertible Securities or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Corporation of any of the Parity Securities or any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

     “Person” means an individual, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

     “Preferred Stock Purchase Agreement” means the Preferred Stock Purchase Agreement dated as of September 25, 2003, by and among the Company and the Purchasers described therein.

     “Preferred Stock Warrants” has the meaning ascribed thereto in the Preferred Stock Purchase Agreement.

     “Redemption Date” means the Mandatory Redemption Date or the Optional Redemption Date, as applicable.

     “Redemption Obligation” means any unsatisfied obligation of the Corporation to redeem shares of Series A Preferred Stock pursuant to Sections 4(b) or 4(c) hereof.

     “Redemption Price” means the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share calculated through and including the Mandatory Redemption Date.

     “Required Date” has the meaning set forth in Section 3(a)(i).

     “Senior Securities” means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Senior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Senior Securities.

     “Series A Preferred Stock” has the meaning set forth in Section 1 above.

     “Significant Holder” shall mean as of any date, any holder of Series A Preferred Stock that was issued at least 25,000 shares of Series A Preferred Stock on the original Issuance Date; provided, that, from and after the original Issuance Date, in the event that any Significant Holder shall transfer in the aggregate (in one or more transactions) more than 50% of the shares of Series A Preferred Stock originally issued to such Significant Holder on the original Issuance Date (as adjusted for any stock dividends, combinations, splits, reclassifications or other similar events affecting the number of outstanding shares of the Series A Preferred Stock) to any Person that is not an Affiliate of such Significant Holder, such Significant Holder shall no longer constitute a Significant Holder from and after such date of transfer.

     “Stated Value” means, with respect to a share of Series A Preferred Stock, $100 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

     “Stockholder Approval” means the approval by the stockholders of the Corporation authorizing a number of shares of Common Stock so that the Corporation shall have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of the Series A Preferred Stock, the Preferred Stock Warrants, the Note Warrants and any warrants issued or to be issued pursuant to the Warrant Agreements.

     “Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     “Surviving Person” means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series A Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

     “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any Business Day.

     “Transaction” has the meaning set forth in Section 7(c) above.

     “Voting Securities” mean the Common Stock, the Series A Preferred Stock and any other securities of the Corporation having the voting power under ordinary circumstances with respect to the election of directors of the Corporation.

     “Warrant Agreements” (a) the Warrant Agreement, dated as of October 7, 2003, between the Corporation and The John N. Kapoor Trust, dtd 9/20/89 and (b) the Warrant Agreement, dated as of October 7, 2003, between the Corporation and Arjun Waney, whereby in consideration for having such parties enter into a personal guaranty under the Corportion’s credit facility, the Corporation will grant warrants to such parties.

     D. A series of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created having the designation and amount, the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions set forth below.

     SECTION 1. DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as the “Series B 6.0% Participating Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series shall be 170,000 shares of Series B Preferred Stock.

     SECTION 2. RANK.

     The Series B Preferred Stock shall, with respect to payment of dividends, distributions and the distribution of assets upon liquidation, winding up or dissolution, rank (i) senior to all Junior Securities, (ii) on a parity with all Parity Securities and (iii) junior to all Senior Securities.

     SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

          (a) Payment and Accrual of Dividends.

               (i) The holders of shares of Series B Preferred Stock shall be entitled to receive on each Dividend Payment Date, in respect of the Dividend Period ending on (and including) the date immediately prior to such Dividend Payment Date, dividends on each share of Series B Preferred Stock at the rate of 6.0% (the “Dividend Rate”) per annum on the Accrued Value thereof from and after the Issuance Date, provided that with respect to the Initial Dividend Period, the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If the Corporation at any time does not have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series B Preferred Stock, shares of the Series B Preferred Stock shall accrue dividends at a rate equal to 10.0% per annum of the Accrued Value, accruing and compounding in the manner set forth in this Section 3(a) from such date until such shares are converted into shares of Common Stock, in each case in accordance with this Article V(D).

               (ii) Such dividends shall, at the option of the Company, either be paid in cash or accrue and compound and be added to the Accrued Value on the applicable Dividend Payment Dates, provided, however, that all dividends payable on any given Dividend Payment Date must either (i) all be paid in cash or (ii) all accrue and compound and be added to the Accrued Value, in each case on the Dividend Payment Date. Each such dividend which is payable in cash shall be payable on the Dividend Payment Date to the holders of record of shares of the Series B Preferred Stock, as they appear on the transfer books of the Corporation at the close of business on the day immediately preceding such Dividend Payment Date. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Company’s election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Corporation, accrue and compound and be added to the Accrued Value on such Dividend Payment Date.

          (b) Additional Dividends. In addition to dividends payable pursuant to Section 3(a) hereof, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series B Preferred Stock been converted into Common Stock (without regard to any limitation on conversion contained herein, the availability of authorized and unissued shares for issuance upon conversion, or otherwise) as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock or Convertible Securities to the extent that the applicable anti-dilution adjustment under Section 7(b)(i) below shall be made in connection therewith. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors.

          (c) Restricted Payments.

               (i) Junior Securities. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, directly or indirectly, make any Junior Securities Distribution unless (A) all accrued and unpaid dividends on the shares of Series B Preferred Stock shall have been paid in cash and (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to any Parity Securities.

               (ii) Parity Securities. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not make any Parity Securities Distribution unless (A) all accrued and unpaid dividends on the shares of Series B Preferred Stock shall have been paid in cash and (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to any Parity Securities; provided, that, dividends may be declared and paid on Parity Securities if dividends are declared and paid on the Series B Preferred Stock (in accordance with the terms of Section 3(a)) ratably in proportion to the respective aggregate amounts of dividends accumulated and unpaid on such Parity Securities and accumulated and unpaid on the Series B Preferred Stock.

          (d) Priority With Respect to Junior Securities. Holders of shares of Series B Preferred Stock shall be entitled to receive the dividends provided for in this Section 3 in preference to and in priority over any dividends upon any Junior Securities.

     SECTION 4. REDEMPTION.

     The Corporation shall have no right to redeem any shares of Series B Preferred Stock.

     SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) In the event the Corporation shall (i) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (ii) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) admit in writing its inability to pay its debts generally as they become due, (v) enter into a transaction which results in a Change of Control of the Corporation, or (vi) otherwise liquidate, dissolve or wind up (any such event, a “Liquidation”), each holder of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to its shareholders, in preference to any distribution to holders of Junior Securities an amount of cash with respect to each share of Series B Preferred Stock held by such holder equal to the Liquidation Preference.

          (b) No full preferential payment on account of any Liquidation shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock the full amounts to which such holders are entitled with respect to such Liquidation. If, upon any Liquidation, after the distribution of the liquidation preferences to Senior Securities, if any, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding Series B Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Series B Preferred Stock and such shares of Parity Securities if all amounts payable thereon were payable in full.

          (c) After the payment to the holders of shares of the Series B Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 5, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     SECTION 6. VOTING RIGHTS.

          (a) General. Each holder of Series B Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of shareholders of the Corporation, other than matters on which only one or a limited number of specified classes or series of shares (other than the Series B Preferred Stock) or other instruments is entitled by law or these articles of incorporation to vote or consent, with each holder of shares of Series B Preferred Stock having the number of votes equal to the quotient obtained by dividing (x) the sum of (i) the aggregate Stated Value of such shares as of the record date for the vote or consent which is being taken, or if no such record date is established, on the date such vote is taken or any consent of shareholders is solicited plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such shares as of such date by (y) the Conversion Price as of such date. The holders of the Series B Preferred Stock, the holders of the Series A Preferred Stock, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation, except in cases where a vote of the holders of the Series B Preferred Stock, voting separately as a class, is required by law or by this Article V(D). The holders of the Series B Preferred Stock shall vote as part of a single class with the holders of Common Stock, the holders of the Series A Preferred Stock and the holders of other voting stock and instruments of the Corporation, if any, on all matters submitted to a vote of the shareholders of the Corporation, except in cases where a vote of the holders of the Series B Preferred Stock or the holders of only one or more other specified classes or series of shares or other instruments, voting separately as a class, is required by law or by these articles of incorporation. Holders of Series B Preferred Stock shall be entitled to notice of all shareholders meetings in accordance with the procedures set forth in the Corporation’s Bylaws.

          (b) Voting With Respect to Certain Matters. In addition to any matters requiring a separate vote of the Series B Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of the holders of at least 50.01% of the issued and outstanding shares of Series B Preferred Stock, voting as a single class:

               (i) amend, alter, repeal, restate, or supplement its Articles of Incorporation, Bylaws or this Article V(D) in a manner that alters or changes, in any adverse manner, the powers, preferences, privileges or rights of the Series B Preferred Stock or which otherwise would adversely affect the rights, privileges or preferences of the Series B Preferred Stock;

               (ii) authorize, issue or otherwise create any shares of Senior Securities, Parity Securities, additional shares of Series B Preferred Stock, or any other debt or equity securities of the Corporation that by their terms are convertible into, or exchangeable or exercisable for, shares of Senior Securities, Parity Securities or additional shares of Series B Preferred Stock, or reissue any shares of Series B Preferred Stock which have been reacquired by the Corporation;

               (iii) effect any transaction which would result in a Change of Control of the Corporation;

               (iv) authorize or otherwise effectuate a reverse stock split of the Series B Preferred Stock;

               (v) increase the par value of the Common Stock;

               (vi) enter into any agreement, commitment, understanding or other arrangement to take any of the actions in subparagraphs (i) through (v) above; or

               (vii) cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

     SECTION 7. CONVERSION.

          (a) Terms of Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, on the terms and conditions set forth in this Section 7, into a number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share calculated through and including the date of such conversion by (y) the Conversion Price in effect on the date of such conversion.

          (b) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) Stock Dividends, Splits, etc. In case the Corporation shall at any time or from time to time after the Issuance Date (A) declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock or (B) effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the number of shares of Common Stock that were outstanding immediately prior to such event and (y) the denominator is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

               (ii) Below Market or Conversion Price Issuances. In case the Corporation shall at any time or from time to time after the Issuance Date issue or sell any Common Stock or Convertible Security (collectively, “Additional Shares”) without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the greater of (A) the Closing Price per share of Common Stock on the Business Day immediately preceding the earlier of the issuance, or public announcement of the issuance, of such Additional Shares and (B) the Conversion Price as of the date of such issuance then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying the Conversion Price in effect on the day immediately prior to such date by a fraction of which (x) the numerator is the sum of (i) the product of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by (B) the greater of (1) the then applicable Conversion Price per share and (2) the Closing Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares (the greater of (1) and (2) above hereinafter referred to as the “Adjustment Price”) and (ii) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the Convertible Securities are convertible, exercisable or exchangeable), and (y) the denominator equals the product of (i) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (B) the number of additional shares of Common Stock issued (or into or for which the Convertible Securities may be converted, exercised or exchanged), multiplied by (ii) the Adjustment Price. An adjustment made pursuant to this subsection (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Notwithstanding the foregoing, no adjustment (other than as provided for in Section 7(b)(iv)(5)(D)) shall be made pursuant to this Section 7(b)(ii) in connection with any Excluded Issuances.

               (iii) Special Dividends; Repurchases. In case the Corporation after the Issuance Date shall (1) distribute to all holders of shares of Common Stock or other series of capital stock of the Corporation (other than the Series B Preferred Stock) evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), or (2) purchase or otherwise acquire for value any shares of Common Stock in an Above Market Repurchase, in each such case the Conversion Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) or date of such purchase (or the date immediately prior to the date of the public announcement of such purchase), as applicable, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the remainder (if greater than zero) of (i) the Closing Price per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Closing Price per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made pursuant to clause (1) of this subparagraph (b)(iii) (A) to the extent each holder of Series B Preferred Stock receives such evidences of indebtedness, assets, capital stock or rights to subscribe for capital stock, as applicable, as Additional Dividends in accordance with the terms of Section 3(b), (B) if such issuance is an Excluded Issuance or (C) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section 7(b)(ii); and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Corporation shall provide any holder of Series B Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (b)(iii).

               (iv) General. For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) of this Section 7(b), the following provisions shall be applicable:

                    (1) In the case of the issuance of Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                    (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, such consideration shall be deemed to be the Fair Market Value thereof.

                    (3) Subparagraph (2) above notwithstanding, in the case of the issuance of Additional Shares to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefore shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.

                    (4) If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

                    (5) In the case of the issuance of Convertible Securities:

                         (A) The aggregate maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities;

                         (B) With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 7(b)(ii), on any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

                         (C) With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 7(b)(ii), if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 7(b)(ii), if applicable;

                         (D) With respect to any Convertible Securities issued prior to the Issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 7(b)(ii), if applicable; and

                         (E) No further adjustment of the Conversion Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities.

               (v) Rights Distributions. Rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase capital stock of the Corporation, which rights or warrants (1) are deemed to be transferred with such shares of Common Stock, (2) are not exercisable and (3) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of shares of Series B Preferred Stock, in each case in clauses (1) through (3) until the occurrence of a specified event, shall for purposes of subparagraphs (b)(ii) and (b)(iii) not be deemed issued until the occurrence of the earliest such specified event.

               (vi) Calculations. All calculations of the Conversion Price shall be made to the nearest five decimal places. Anything in Section 7(b) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Sections 7(b)(ii) through 7(b)(iv). No adjustment to the Conversion Price pursuant to paragraph 7(b) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph 7(b)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this Section 7(b), no adjustment to the Conversion Price shall reduce the Conversion Price below $0.01, and any such purported adjustment shall instead reduce the Conversion Price to $0.01.

               (vii) Outstanding Shares. The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock outstanding at such time and any shares of Common Stock issuable upon conversion of or in exchange for any convertible or exchangeable security or upon the exercise of any option. The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(b)(i) through 7(b)(iii) shall occur.

          (c) Reorganization, Consolidation, Merger, Asset Sale.

               (i) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 7(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) not otherwise constituting a Liquidation in accordance with Section 5 (each of the foregoing being referred to as a “Transaction”), in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, shares of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible (without regard to any limitation on conversion contained herein, the availability of authorized and unissued shares for issuance upon conversion, or otherwise) immediately prior to the consummation of such Transaction. In any such case, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make or cause to be made appropriate provisions (as determined in good faith by the Board of Directors) in the applicable agreement of merger or consolidation, its certificate or articles of incorporation or other constituent documents to ensure that the provisions of Sections 2-3, 4(b)-(f) and 5-7 herein will continue to be applicable to the Series B Preferred Stock or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon conversion of the shares of Series B Preferred Stock remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The provisions of this Section 7(c) shall similarly apply to successive Transactions. The Corporation shall give written notice to the holders of Series B Preferred Stock at least 30 days prior to the date on which any Transaction or Change of Control or similar transaction affecting the Corporation shall take place.

               (ii) Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person, if other than the Corporation, shall mail, by first-class mail, postage prepaid, to each record holder of shares of Series B Preferred Stock, at such holder’s address as it appears on the transfer books of the Corporation, (A) a written instrument assuming the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled, and (B) an opinion of outside counsel for such Surviving Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person.

               (iii) Nothing contained in this Section 7(c) shall limit the rights of holders of the Series B Preferred Stock to convert the Series B Preferred Stock or to vote their shares of Series B Preferred Stock in connection with a Transaction.

          (d) Reports. Whenever the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is adjusted as provided in this Section 7, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series B Preferred Stock, at their respective addresses as the same shall appear in the Corporation’s transfer books, a certificate signed by an executive officer stating that the number of shares of Common Stock into which the shares of Series B Preferred Stock are convertible has been adjusted (setting forth in reasonable detail and certifying the calculation of such adjustment), the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series B Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and when such adjustment became effective. The Corporation shall give the holders of Series B Preferred Stock written notice at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Transaction.

          (e) Conversion Procedures.

               (i) The holder of any shares of Series B Preferred Stock may exercise its right to convert any or all such outstanding shares into shares of Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series B Preferred Stock to be converted, duly endorsed to the Corporation in blank, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax that may be payable in respect of any issue or delivery of shares of Common Stock to the holder on conversion of the Series B Preferred Stock pursuant hereto.

               (ii) As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the reasonable satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of full shares of Common Stock to which the holder of shares of Series B Preferred Stock so converted shall be entitled, provided that, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefore do not bear a legend (pursuant to the terms of the Subscription Agreement) and the holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Subscription Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system, (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and (iii) payment of all amounts to which a holder is entitled pursuant to Section 7(f) hereof. All shares of Common Stock issuable upon conversion of the Series B Preferred Stock will be made without charge to the holders of Series B Preferred Stock and upon issuance will be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and any payment of amounts due pursuant to Section 7(f), and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. Any shares of Common Stock so delivered on or following the date on which such shares of Common Stock have been registered under the Securities Act pursuant to the Subscription Agreement and continue to be subject to resale under a then-effective registration statement, or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act, shall not bear any restrictive legend.

               (iii) If a conversion of Series B Preferred Stock is to be made in connection with a Transaction or Change of Control or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series B Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, holders of Series B Preferred Stock shall have the right to tender (or submit for exchange) shares of Series B Preferred Stock in such a manner so as to preserve the status of such shares as Series B Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series B Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Series B Preferred Stock not so converted shall be returned to the holder as Series B Preferred Stock.

               (iv) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which unreasonably interferes with the timely conversion of Series B Preferred Stock.

          (f) Fractional Shares. In connection with the conversion of any shares of Series B Preferred Stock pursuant to this Section 7, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the day on which such shares of Series B Preferred Stock are deemed to have been converted. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered.

          (g) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, solely for issuance upon conversion of the Series B Preferred Stock, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Series B Preferred Stock at the time outstanding and to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or traded.

          (h) Certain Events. If an event not specifically provided for in this Section 7 occurs which would have an inequitable or dilutive effect on the relative percentage ownership interests of the holders of Series B Preferred Stock as those specifically provided for in this Section 7, then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock.

          (i) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 7(e)(ii) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the written notice of conversion. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three business days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with this Section 7.

          (j) Conversion on the Option of the Corporation.

               (i) Provided the Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series B Preferred Stock, upon delivery of written notice of conversion by the Corporation to the holders of Series B Preferred Stock within 15 days after the occurrence of any Conversion Trigger Date, which notice shall specify the applicable Conversion Trigger Date, all (and not less than all) of the then outstanding shares of Series B Preferred Stock shall be immediately and automatically converted into fully paid and non-assessable shares of Common Stock effective as of the date specified in such notice not more than 30 days from the specified Conversion Trigger Date. The number of shares of Common Stock to which a holder of a share of Series B Preferred Stock shall be entitled upon such conversion shall be determined by dividing (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share as of the close of business on the Business Day immediately preceding the specified Conversion Trigger Date by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding the specified Conversion Trigger Date.

               (ii) Mechanics. Any conversion pursuant to this Section 7(j) shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares (converted pursuant to this Section 7(j)) at the office of the Corporation or any transfer agent for the Series B Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on the Corporation’s stock records, a certificate or certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock surrendered were convertible on the date as of which such automatic conversion occurred. All certificates evidencing shares of

Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date of such conversion, be deemed to have been retired and cancelled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

     SECTION 8. REACQUIRED SHARES.

     Any shares of Series B Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

     SECTION 9. NO PREEMPTIVE RIGHTS.

     Holders of Series B Preferred Stock shall not have any preemptive right pursuant to this Article V(D) to subscribe to any additional issue of stock or to any security convertible into such stock. Nothing herein shall limit the power of the Corporation to grant any of the foregoing rights to persons by contract or otherwise or the power of any person, including, without limitation, the holders of Series B Preferred Stock, to exercise any of the foregoing rights granted to them by contract or otherwise.

     SECTION 10. GENERAL PROVISIONS.

          (a) Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Article V(D) are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          (b) Waivers. In the event that the holders of at least 50.01% of the issued and outstanding shares of Series B Preferred Stock, voting as a single class shall consent to waive compliance by the Corporation with any provision of, or a breach by the Corporation of any provision of, this Article V(D), all holders of outstanding shares of Series B Preferred Stock shall be bound by such waiver.

     SECTION 11. DEFINITIONS.

     For the purposes of this Article V(D):

     “Above Market Repurchase” shall mean any purchase (by tender or exchange offer, open market purchase, privately negotiated purchase or otherwise) of all or any portion of the Corporation’s Common Stock where such purchase is for aggregate consideration having a Fair Market Value as of the earlier of (i) the date of such purchase or (ii) the date immediately prior to the date of the public announcement of such purchase, that exceeds the product of (x) the aggregate number of shares being purchased, multiplied by (y) the Closing Price of the Common Stock on such date.

     “Accrued Value” means, with respect to a share of Series B Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation,

recapitalization or similar event with respect to the Series B Preferred Stock) (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Accrued Value pursuant to Section 3(a)(ii).

     “Additional Dividends” has the meaning set forth in Section 3(b) above.

     “Additional Shares” has the meaning set forth in Section 7(b)(ii) above.

     “Adjustment Price” has the meaning set forth in Section 7(b)(ii) above.

     “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

     “Available Shares” shall have the meaning ascribed thereto in the Subscription Agreements.

     “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     “Change of Control” means (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) other than the Initial Purchasers or their respective Affiliates; (ii) any Person (including any group that is deemed to be a Person) other than the Initial Purchasers or any of their respective Affiliates, is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of more than 50% of the combined voting power of the Voting Securities of the Corporation (or the surviving entity or entities of a transaction or a series of related transactions if other than the Corporation); (iii) the Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors then in office; (iv) a merger or consolidation of the Corporation with any other Person, other than a merger or consolidation resulting in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (v) the Corporation adopts, voluntarily or involuntarily, a plan of liquidation or dissolution.

     “Closing Price” per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated

Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board of Directors and reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred Stock, making a market in the Common Stock or such other securities of the Corporation.

     “Common Stock” means the common stock, no par value per share, of the Corporation.

     “Continuing Directors” means the individuals who are members of the Corporation’s Board of Directors as of the Issuance Date; provided, however, that if the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Continuing Directors, such new director shall be considered a “Continuing Director”.

     “Conversion Price” means the Initial Conversion Price, subject to adjustment as provided in Section 7(b).

     “Conversion Trigger Date” shall mean any date after August 23, 2005 as to which the Closing Price per share of Common Stock for at least 20 consecutive Trading Days immediately preceding such date, including the last Trading Day of such period, is greater than or equal to $5.00 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock).

     “Convertible Securities” shall mean any options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities.

     “Dividend Payment Date” means each of March 31, June 30, September 30 and December 31, except that if such date is not a Business Day then the Dividend Payment Date shall be the next day that is a Business Day.

     “Dividend Period” means the Initial Dividend Period and, thereafter, each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

     “Dividend Rate” has the meaning set forth in Section 3(a)(i).

     “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     “Excluded Issuances” means the issuance or reissuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) pursuant to or in connection with (1) a dividend or distribution on, or subdivision, combination, consolidation or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 7(b)(i), (2) any Convertible Security outstanding as of the Issuance Date (except as otherwise provided in Section 7(b)(iv)(5)(D)), including, without limitation, warrants originally issued to holders of Series B Preferred Stock pursuant to the

Subscription Agreements, (3) the conversion of shares of Series B Preferred Stock, (4) the grant or exercise of any stock or stock options to employees, directors or consultants of the Corporation that may be granted to or exercised by any employee, director or consultant under any stock option or similar benefit plan of the Corporation now existing or to be implemented in the future, (5) any transaction involving the Corporation’s issuance of securities in connection with an acquisition (the primary purpose of which is not to raise equity capital), (6) any transaction involving the Corporation’s issuance of securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (7) any issuance of securities by the Corporation as consideration for the acquisition of a license by the Corporation, (8) the issuance of securities pursuant to any financing from a bank or similar financial or lending institution approved by the Board of Directors, or (9) the issuance of any Replacement Common Stock; provided, however, that issuances of securities described in the forgoing sub-clauses (4), (6), (7) and (8) subsequent to the Issuance Date which exceed, in the aggregate, 10% of the outstanding Common Stock of the Corporation outstanding as of the Issuance Date (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock), as determined on a fully-diluted basis, shall not be deemed to be Excluded Issuances.

     “Fair Market Value” with respect to any securities, assets or property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors and acceptable to the holders of a majority of the outstanding shares of Series B Preferred Stock; provided, that, the value of any securities that trade on a national securities exchange or inter-dealer quotation system shall be the Closing Price thereof as of the date such value is determined.

     “Initial Conversion Price” means $2.70.

     “Initial Dividend Period” means the dividend period commencing on the Issuance Date and ending on (and including) the date immediately prior to the first Dividend Payment Date to occur thereafter.

     “Initial Purchasers” means the initial Purchasers of the Series B Preferred Stock pursuant to the Subscription Agreements.

     “Issuance Date” means with respect to any share of Series B Preferred Stock, the date on which the Corporation initially issues such share of Series B Preferred Stock, regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

     “Junior Securities” shall mean the Corporation’s Common Stock and all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series B Preferred Stock, or which do not specify their rank, with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Junior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

     “Junior Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any Convertible Securities exercisable or exchangeable for or convertible into any shares of Junior Securities, or any distribution in respect thereof (except for (i) dividends on Junior Securities which are payable solely in additional shares of Junior Securities, or by the increase in the liquidation value of Junior Securities, in each case, as required by the terms of such Junior Securities, or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Convertible Securities or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Corporation of any of the Junior Securities or any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

     “Liquidation” has the meaning set forth in Section 5(a) above.

     “Liquidation Preference” means the greater of (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share and (y) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such share of Series B Preferred Stock if all outstanding shares of Series B Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 7 hereof.

     “Parity Securities” means the Series A Preferred Stock and each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Parity Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

     “Parity Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of (other than by conversion into or exchange for Junior Securities), any Parity Securities or any Convertible Securities exercisable or exchangeable for or convertible into any shares of Parity Securities, or any distribution in respect thereof (except for (i) dividends on Parity Securities which are payable solely in additional shares of Parity Securities, or by the increase in the liquidation value of Parity Securities, in each case, as required by the terms of such Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Convertible Securities or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Corporation of any of the Parity Securities or any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

     “Person” means an individual, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

     “Senior Securities” means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Senior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Senior Securities.

     “Series A Preferred Stock” means the Corporation’s Series A 6.0% Participating Convertible Preferred Stock.

     “Series B Preferred Stock” has the meaning set forth in Section 1 above.

     “Stated Value” means, with respect to a share of Series B Preferred Stock, $100 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

     “Subscription Agreements” means the Subscription Agreements for the purchase of Series B Preferred Stock executed by each of the Initial Purchasers on or before August 23, 2004, by and among the Company and the respective Initial Purchasers described therein.

     “Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     “Surviving Person” means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series B Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

     “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any Business Day.

     “Transaction” has the meaning set forth in Section 7(c) above.

     “Voting Securities” mean the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and any other securities of the Corporation having the voting power under ordinary circumstances with respect to the election of directors of the Corporation.

ARTICLE VI
DIRECTORS

     A. Unless and until otherwise provided in the By-laws, all of the corporate powers of this corporation shall be vested in and all the business and affairs of this corporation shall be managed by a Board of not more than thirty (30) directors, who need not be stockholders, of whom any majority shall constitute a quorum.

     B. The Board of Directors shall have authority to make and alter the by-laws, fix their own qualifications, classification, or terms of office and fix or increase their compensation, subject to the power of the stockholders to change or repeal the by-laws so made.

     C. Unless or until otherwise provided in the by-laws, the Directors shall hold office until their successors have been duly elected and qualified, and the number, qualification, classification, terms of office, manner of election, time and places of meetings and powers and duties of the Directors shall be as from time to time fixed by the by-laws.

     D. Any vacancy occurring on the Board of Directors shall be filled by the remaining members of the said Board for the unexpired term at any meeting of the Board of Directors.

     E. [The names of the members of the first Board of Directors intentionally omitted.]

     These Directors shall hold their offices until their successors are elected at the General Annual Stockholders’ Meeting, to be held on the first Monday of February of each year, beginning with the year 1971, or the first day thereafter when said date falls on a legal holiday, unless otherwise provided by the by-laws of the Corporation.

ARTICLE VII
OFFICERS

     The Officers of this Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Any two Offices may be combined under one Officer.

     The failure, from any cause whatsoever, to hold the annual meeting of the stockholders or the failure to elect Directors or the failure of the Directors to elect Officers, shall not dissolve this Corporation, but the Directors and Officers then in office shall remain in office until their successors have been duly elected and installed.

ARTICLE VIII
STOCKHOLDERS’ MEETINGS

     All stockholders’ meetings, general or special, shall be held in accordance with the laws of the State of Louisiana unless changed by the by-laws of this corporation, and at all stockholders’ meetings a majority of the stock, whether present or represented by proxy, shall constitute a quorum. All stockholders may vote at all stockholders’ meetings, either in person or by his agent duly authorized in writing to appear and act for him. However, whenever the vote of shareholders is necessary to authorize or constitute corporate action, it may be so authorized and evidenced by the written consent of a majority of all shareholders without the necessity of a formal meeting.

ARTICLE IX

     This charter may be amended and the capital of this corporation may be increased or decreased, or this corporation may be dissolved, in the method and manner provided by law.

ARTICLE X

     The corporation claims and shall have the benefit of the provisions of R.S. 12:161 and its stock and shareholders shall have the benefit of Internal Revenue Code, Section 1244.

ARTICLE XI

     No stockholder of this corporation shall ever be held liable or responsible for the contracts or faults of this corporation in any further sum than the unpaid balance of the stock for which he has subscribed, nor shall any mere informality in organization have the effect of rendering this charter null or of exposing stockholders to any liability other than as above provided.

ARTICLE XII
LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer for any act or omission occurring after the effective date of this Article XII, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for liability under Section 92D of the Louisiana Business Corporation Law; or (iv) for any transaction from which the director or officer derives an improper personal benefit. No amendment to these Articles of Incorporation shall adversely affect any right or protection of a director or officer of the Corporation under this Article XII with respect to any act or omission occurring prior to the effective date of such amendment.

     These Restated Articles of Incorporation are dated September 16, 2004.

AKORN, INC.
By:	/s/Arthur S. Przybyl
Arthur S. Przybyl
President and Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF ILLINOIS

COUNTY OF LAKE

     BEFORE ME, the undersigned authority, personally came and appeared Arthur S. Przybyl, to me known to be the person who signed the foregoing instrument as President and Chief Executive Officer of Akorn, Inc., and who acknowledged and declared, in the presence of the two witnesses whose names are subscribed below, that he signed such instrument as his free act and deed and in the capacity and for the purposes mentioned therein.

     IN WITNESS WHEREOF, each of the undersigned has herewith affixed his or her hand on this 16th day of September, 2004.

WITNESSES:

/s/ Jeffrey A. Whitnell	/s/ Arthur S. Przybyl

Signature of Witness	Arthur S. Przybyl

Jeffrey A. Whitnell

Printed Name of Witness

/s/ Catherine M. Crabb

Signature of Witness

Catherine M. Crabb

Printed Name of Witness

/s/ Susanne E. Driscoll

Notary Public